                                                                  Exhibit (j)(a)

                         INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Post-Effective Amendment No. 27 to Registration Statement No. 2-80751 on Form N-1A of our report dated February 18, 2000, to the reference to us under the heading "Experts", appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" appearing in the Prospectus, which are also a part of such Registration Statement.










DELOITTE & TOUCHE LLP
Boston, Massachusetts
September 29, 2000